Exhibit 10.7

Amendment No. 1 to Series A Agreement

This Amendment No. 1 (the “Amendment”) to Series A Agreement dated May 12, 2017 (“Series A Agreement”) is entered into by and between the Company and Series A Noteholders.

WHEREAS,

(i)	The Company and the Series A Noteholders entered into the Series A Series Agreement.

(ii)

Pursuant to Section 12 of the Series A Agreement, the Series A Agreement may be amended if, and only if, such amendment is and signed by the Parties which writing shall specifically reference the Series A Agreement, specify the provision(s) hereof that it is intended to amend and further specify that it is intended to amend such provision(s).

(iii)	The Company and the Series A Noteholders desire to amend the Series A Agreement.

NOW, THEREFORE, THE PARTIES AGREED AS FOLLOWS:

Section 1. Amendment to Series A Agreement. The first sentence of Section 1.1 of the Series A Agreement is amended to read as follows and it is the intention of the Parties to amend Section 1.1 as follows:

The Company proposes to raise additional capital in one or more financings that result in the Company receiving from investors at least $___________ of aggregate gross proceeds through the issuance of its capital stock, which such capital raise shall exclude the conversion of the Series A Notes or other similar convertible notes or other securities (the “Minimum Capital Raise”).

Section 2. Effectiveness of Amendment.

(a) Upon the execution and delivery hereof and

(b)	The delivery to the Series A Noteholders of a fully executed amendment to the Series 2023 Agreement amending Section 1.1 of the Series 2023 Agreement to read as follows and no other amendment being made:

The Company proposes to raise additional capital in one or more financings that result in the Company receiving from investors at least $400,000 of aggregate gross proceeds through the issuance of its capital stock, which such capital raise shall exclude the conversion of the Series 2023 Notes (the “Minimum Capital Raise”),

the Series A Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the Amendment made hereby were originally set forth in the Series A Agreement, and this Amendment and the Series A Agreement shall henceforth respectively be read, taken and construed as one and the same instrument.

Section 3. General Provisions.

(a)  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment. This Amendment may be executed by facsimile signature.

(b)  Capitalized terms used herein and not otherwise defined, shall have the meanings assigned to them in the Series A Agreement.

(c) Except as specifically provided for in this Amendment, the Series A Agreement shall remain unmodified and in full force and effect.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

APPLIED MINERALS, INC.

By: _______________________

Andre Zeitoun

Its: President and CEO

Samlyn Offshore Master Fund, L.P.

By: Samlyn Capital, L.L.C.

Its:______________________

By:______________________

Its: ______________________

Samlyn Onshore Fund, L.P.

By: Samlyn Capital, L.L.C.

Its: ______________________

By: ______________________

Its: ______________________

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